UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36824	98-1162329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120/121 Baggot Street Lower

Dublin 2 Ireland

(Address of Principal Executive Offices)(Zip Code)

+353 (1) 659 9446

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 13, 2015, the board of directors of Presbia Holdings, the controlling shareholder of Presbia PLC (the “Company”), approved the liquidation (the “Liquidation”) of Presbia Holdings, which Liquidation was subsequently approved by the shareholders of Presbia Holdings on May 13, 2015. As of the date hereof, Presbia Holdings holds 9,666,667 shares (the “Shares”) of the Company’s issued and outstanding ordinary shares, consisting of 9,166,667 unregistered shares that it acquired before the consummation of the Company’s initial public offering and 500,000 registered shares that it purchased in the Company’s initial public offering. In connection with the Liquidation, Presbia Holdings intends to distribute the Shares to its equity holders pro rata based on their equity ownership in Presbia Holdings, which distribution is expected to occur on or about August 3, 2015.

Certain of the Company’s executive officers and directors, including Ralph Thurman, Executive Chairman of the Board, Zohar Loshitzer, Chief Business Development Officer and a director, Vladimir Feingold, Chief Technology Officer, Executive Vice President and a director, John Jacob Vander Zanden, Chief Commercial Officer (who will cease to be an employee and executive officer on May 29, 2015), Mark Blumenkranz, a director, and Richard Ressler, a director who directly and/or indirectly controls Presbia Holdings, and certain of their affiliated entities, own equity in Presbia Holdings and will receive a pro rata portion of the Shares to be distributed in connection with the Liquidation based on their equity ownership of Presbia Holdings. Each executive officer and director of the Company that receives any portion of the Shares in the Liquidation will file a report pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, disclosing such acquisition upon receipt of such shares.

Following the distribution of the Shares in the Liquidation, Richard Ressler, directly and/or indirectly, will continue to beneficially own a majority of the voting power of the Company’s issued and outstanding ordinary shares, and thus, the Company will remain a “controlled company” within the meaning of the corporate governance rules of NASDAQ.

Presbia Holdings is party to a Registration Rights Agreement (the “Agreement”) with the Company, which is filed as an exhibit to, and the terms of which are described in, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 31, 2015. The Agreement provides Presbia Holdings with both demand registration rights and piggyback registration rights. The Agreement provides that in connection with an in-kind distribution of the Shares by Presbia Holdings, Presbia Holdings has the right to designate which of the recipients will receive the demand registration rights set forth in the Agreement. In connection with the distribution of the Shares as part of the Liquidation, only Richard Ressler and two of his affiliated entities will receive the demand registration rights set forth in the Agreement. All of the recipients of the Shares in the Liquidation will have the piggyback registration rights set forth in the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By:	/s/ Richard Fogarty
Name:	Richard Fogarty
Title:	Chief Accounting Officer

Dated: May 13, 2015